                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134 and 333-4136 and 333-62921) and the Registration Statements
on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122 and
333-19059) of The Seagram Company Ltd. of our Report dated February 11, 1998, relating to the Consolidated Balance Sheets of PolyGram N.V. as of December 31, 1996 and 1997, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Shareholders' Equity for each of the years in the three-year period ended December 31, 1997 of PolyGram N.V., appearing in the Annual Report on Form 20-F of PolyGram N.V. for the year ended December 31, 1997.



                                                       /s/ KPMG Accountants N.V.
                                                       _________________________
                                                           KPMG Accountants N.V.

Amsterdam, The Netherlands
February 23, 1999





                                      19